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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report:  February 23, 2001

                             LIBERTY DIGITAL, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                    0-22815             84-1380293
(State or other jurisdiction       (Commission           (IRS Employer
      of incorporation)            File Number)        Identification No.)


                        1100 Glendon Avenue, Suite 2000
                            Los Angeles, CA  90025
            (Address of principal executive offices)  (Zip Code)


       Registrant's telephone number, including area code (310) 209-3600


____________________________________________________________________________
          (Former name or former address, if changed from last report)
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                             LIBERTY DIGITAL, INC.


                                    FORM 8-K


                               FEBRUARY 23, 2001


                          ___________________________


Item 5.   Other Events
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          On February 23, 2001, Liberty Digital, Inc., a Delaware corporation
          (the "Registrant"), through its wholly-owned subsidiary LDIG Gamenet, Inc., a Delaware corporation ("Purchaser Sub" and together with the Registrant, the "LDI Entities"), completed its previously announced acquisition of a 50% interest in the Game Show Network, LLC, a Delaware limited liability company ("GSN"), from Sony Pictures Cable Ventures I Inc. ("SPCV") and TGSC Management, Inc. ("TGSC"), each an indirect wholly-owned subsidiary of Sony Pictures Entertainment Inc. ("SPE" and together with SPCV and TGSC, the "SPE Entities"). GSN is a programming service distributed over cable television and satellite television systems primarily in the United States and Canada. GSN's programming consists of game shows obtained from SPE's library of game shows, game shows licensed from other licensors and original game show programming developed and produced by or for GSN for its own use. GSN also currently provides "interactive" versions of certain game shows which enable viewers to "play along" through a computer or set top box. Immediately following the closing, the Registrant (through Purchaser Sub) and SPE (through

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          SPCV and TGSC) each owned 50% of the outstanding limited liability company interests (the "Membership Interests") in GSN. The purchase price paid by Registrant consisted of: (i) $125 million in cash; (ii) delivery of a promissory note made by Purchaser Sub and Liberty Media Corporation ("LMC") in the principal amount of $100 million (the "Note"); (iii) delivery of an aggregate of 2,184,433 million shares (the "Shares") of Registrant's Series A Common Stock, par value $.01 per share (the "Series A Common Stock"), of which (x) 1,491,598 shares were delivered in payment of $50 million of the aggregate purchase price (the "Stock Consideration") and (y) 692,835 shares issued to Purchaser Sub and delivered by it to SPCV and TGSC in prepayment in full of the interest payable under the Note (the "Interest Consideration"). The cash consideration paid by the Registrant was obtained from working capital, from the proceeds of borrowings from banks under its existing lines of credit and by an unsecured loan of $12.5 million from LMC. LMC currently owns approximately 89% of the outstanding equity securities of Registrant.

          In connection with the closing of the acquisition, the LDI Entities entered into a number of agreements with the SPE Entities, including
          (i) the Membership Interest Purchase Agreement (the "Purchase Agreement") among Registrant, Purchaser Sub, LMC, SPE, SPCV and TGSC regarding the purchase by the LDI Entities of the Membership Interests; (ii) the Amended and Restated Operating Agreement of GSN (the "Operating Agreement") among Registrant, Purchaser Sub, SPE, SPCV and TGSC governing the rights and obligations of the limited liability company members of GSN; (iii) the Registration Rights Agreement (the


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          "Registration Rights Agreement") among Registrant, SPCV and TGSC with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Shares delivered to SPCV and TGSC in connection with the transaction; and (iv) the Parents Agreement (the "Parents Agreement") between the Registrant and SPE pursuant to which the Registrant and SPE agreed to cause their respective controlled affiliates to perform certain obligations under the various transaction agreements and, if such obligations are not performed by such controlled affiliates, to perform such obligations directly.

          The Registrant acquired its Membership Interests in GSN pursuant to the Purchase Agreement. The Purchase Agreement contains representations, warranties and covenants of the parties which are customary for transactions of this type, including representations and warranties made by SPE, SPCV and TGSC with respect to the business of GSN.

          The parties also entered into the Operating Agreement, which provides for, among other things, the governance of GSN by its Management Committee (and the composition thereof), the Management Committee's approval rights with respect to fundamental actions, restrictions on transfer of the Membership Interests and obligations regarding additional capital contributions. In the Operating Agreement, the parties agreed not to make any direct transfers of Membership Interests for a period of three years following the closing. Indirect transfers not resulting in a change in control of a member are permitted. Direct and indirect transfers to certain affiliates of the Registrant and SPE are permitted notwithstanding such restrictions. Direct transfers after the third anniversary and

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          indirect transfers resulting in a change of control are subject to a right of first refusal in favor of the other members of GSN. The Operating Agreement also provides that the SPE Entities, on the one hand, and the LDI Entities, on the other, are each obligated to make additional mandatory capital contributions to GSN of $37.5 million. Of these required contributions, the SPE Entities are obligated to contribute the first $25 million, then the SPE Entities and the LDI Entities are required to contribute the next $25 million on an equal basis, and thereafter the LDI Entities are obligated to contribute the remaining $25 million. Failure to make a mandatory capital contribution constitutes a default under the Operating Agreement; such a default would entitle the other members to either purchase the defaulting member's interest at a purchase price (payable by delivery of a five year promissory note) equal to 75% of the appraised value of the membership interest or the amount of invested capital, whichever is lower, or dilute the defaulting member's interest by the amount of the contributions not made plus a penalty amount. In addition, the Operating Agreement also provides that certain business opportunities obtained by the Registrant, SPE or their respective controlled affiliates with respect to international game show businesses and domestic game show businesses as well as rights relating to certain additional game show programming and certain additional intellectual property relating to GSN's business are required to be offered to GSN, and in certain circumstances where GSN does not accept such offer, to the other members.

          The Registration Rights Agreement contains customary terms and conditions and provides SPCV and TGSC with a maximum of two demand registration rights. The Purchase Agreement provides that SPCV and TGSC are not permitted to

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          transfer the Shares prior to the first anniversary of the Closing, other than to affiliates of SPE.

          In connection with the Closing, GSN also entered into a number of agreements with SPE and its affiliates relating to, among other matters, transitional services to be provided to GSN, GSN's licensing of game show programming from SPE's library, leases for office properties and certain other matters.

          In connection with the purchase of the Membership Interests, LMC and Purchaser Sub delivered the Note to SPCV and TGSC. The Note is in the principal amount of $100 million and has a maturity date of February 22, 2002. Interest on the Note to its maturity (at the rate of 5.8187% per annum) was prepaid by Purchaser Sub on the closing date by delivering to SPCV and TGSC the Shares representing the Interest Consideration. As consideration to LMC for becoming an obligor on the Note, the Registrant transferred to LMC 888,517 shares of the common stock of Internet Pictures Corporation, one of its portfolio investments. In connection with the issuance of the Note, LMC, the Registrant and Purchaser Sub entered into an agreement (the "GSN Agreement"), which provides, among other things, that to the extent LMC is required to pay any amount under the Note, Purchaser Sub will be required to transfer a portion of the Membership Interests held by it to LMC in consideration of LMC making such payment. The amount of the Membership Interests (calculated based upon the outstanding Membership Interests of GSN) to be transferred to LMC in such event would be equal to the greater of (x) the percentage equivalent of $100 million divided by the product of (1) the sum of $275 million and the aggregate amount of cash capital contributions made by

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          Purchaser Sub to GSN after February 23, 2001 and (2) two, and (y) the percentage equivalent of $110 million divided by the fair market value of GSN at such time (such fair market value to be determined through negotiations between LMC and Purchaser Sub, or if LMC and Purchaser Sub cannot reach agreement, by an investment banking or valuation firm selected by LMC). Purchaser Sub and LMC also entered into a security agreement (the "Security Agreement") which secures Purchaser Sub's obligations under the Note through the creation of a security interest in the Membership Interests held by Purchaser Sub.

          LMC also loaned an aggregate of $12.5 million to the Registrant at the time of the closing of the GSN transaction. A portion of this amount was used to fund the purchase price for the Membership Interests and the remainder of such amount is to be used to fund the operations of the Registrant's business. This loan was evidenced by a promissory note of the Registrant issued on February 23, 2001 (the "LDI Note"). LMC is entitled to demand repayment of the LDI Note on or after August 22, 2001. The LDI Note is unsecured, bears interest at the rate of 10% per annum, and contains other customary provisions for a promissory note of this type. The LDI Note may be prepaid without penalty at any time and the Registrant has agreed to apply the proceeds of certain asset sales, if any, to prepay such note.

          Copies of each of the Purchase Agreement, the Operating Agreement, the Registration Rights Agreement, the Parents Agreement, the Note, the Security Agreement, the GSN Agreement, the LDI Note and the press release of the Registrant and SPE with respect to the transaction are included as exhibits to this

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          Form 8-K. Such documents are hereby incorporated by reference into this Item 5, and the foregoing descriptions of such agreements and documents are qualified in their entirety by reference to such exhibits.

Item 7.   Financial Statements, Pro Forma Information and Exhibits
          --------------------------------------------------------

          c.   Exhibits

          The following exhibits are filed with this current report on Form 8-K:

          Exhibit No.  Exhibit
          ----------   -------

          10.1 Membership Interest Purchase Agreement, dated as of February 23, 2001, among Liberty Digital, Inc., LDIG Gamenet, Inc., Liberty Media Corporation, Sony Pictures Entertainment Inc., Sony Pictures Cable Ventures I Inc. and TGSC Management, Inc.

          10.2 Amended and Restated Operating Agreement of Game Show Network LLC, dated as of February 23, 2001, by and among Sony Pictures Entertainment Inc., Sony Pictures Cable Ventures I Inc., TGSC Management, Inc., Liberty Digital, Inc. and LDIG Gamenet, Inc.

          10.3 Registration Rights Agreement, dated as of February 23, 2001, by and among Liberty Digital, Inc., Sony Pictures Cable Ventures I Inc. and TGSC Management, Inc.

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          10.4         Parents Agreement by and between Liberty Digital, Inc.
                       and Sony Pictures Entertainment Inc.

          10.5 Promissory Note, dated February 23, 2001, from Liberty Media Corporation and LDIG Gamenet, Inc. to Sony Pictures Cable Ventures I Inc. and TGSC Management, Inc.

          10.6 Security Agreement, dated February 23, 2001, between Liberty Media Corporation and LDIG Gamenet, Inc.

          10.7 GSN Agreement, dated February 23, 2001, between Liberty Media Corporation, Liberty Digital, Inc. and LDIG Gamenet, Inc.

          10.8 Promissory Note dated February 23, 2001 from Liberty Digital, Inc. to Liberty Media Corporation.

          99.1         Press release

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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized



                                         LIBERTY DIGITAL, INC.
                                         ---------------------
                                              (Registrant)

                                      /s/ Mark D. Rozells
                                 -------------------------------------
                                         Mark D. Rozells
                                         Executive Vice President and
                                         Chief Financial Officer


    March 9, 2001
---------------------
        Date

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